FirstSun Capital Bancorp Reports Third Quarter 2026 Results
Third Quarter 2026 Highlights:
•Net interest margin of 3.82%
•21.9% noninterest income to total revenue1
•Net income of $38.4 million, $0.82 per diluted share (adjusted, $48.2 million, $1.03 per diluted share, see “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average total assets of 0.98% (adjusted, 1.23%, see “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average stockholders’ equity of 8.23% (adjusted, 10.33%, see “Non-GAAP Financial Measures and Reconciliations” below)
•Repurchased 1,245,224 common shares for $49.7 million under our share repurchase program
Denver, Colorado – October 26, 2026 – FirstSun Capital Bancorp (“FirstSun”) (NASDAQ: FSUN) reported net income of $38.4 million in the third quarter of 2026 compared to net income of $23.2 million in the third quarter of 2025. Earnings per diluted share were $0.82 in both the third quarter of 2026 and 2025. Adjusted net income, a non-GAAP financial measure, was $48.2 million or $1.03 per diluted share in the third quarter of 2026 compared to $23.4 million or $0.83 per diluted share in the third quarter of 2025. See “Non-GAAP Financial Measures and Reconciliations” below.
Neal Arnold, FirstSun’s Chief Executive Officer and President, commented, “Third quarter results reflect our continued progress on our strategic priorities highlighted by an improved net interest margin as a result of continued balance sheet improvements, a strong diversified revenue profile and improved earnings performance, including benefits from operating synergies realized following the acquisition of First Foundation in the second quarter. We believe our relationship-based business model, our presence in some of the stronger economic growth markets in the country and our disciplined focus on a balanced risk profile position us for continued success.
“Additionally, in late September, we successfully completed the core system conversion of First Foundation, representing another important milestone in our overall integration plan. I'm extremely proud of our teammates for all the hard work, planning and collaboration in completing the conversion while continuing to serve our great clients throughout the process. We remain focused on continuing to grow our franchise and delivering strong financial results and sustainable long-term value for our stockholders.”
Third Quarter 2026 Results
Net income totaled $38.4 million, or $0.82 per diluted share, in the third quarter of 2026, compared to a net loss of $22.9 million, or $0.49 per diluted share, in the prior quarter. Adjusted net income, a non-GAAP financial measure, totaled $48.2 million, or $1.03 per diluted share, in the third quarter of 2026, compared to $21.0 million, or $0.45 per diluted share, in the prior quarter.
Return on average total assets was 0.98% in the third quarter of 2026, compared to (0.54)% in the prior quarter, and return on average stockholders’ equity was 8.23% in the third quarter of 2026, compared to (4.92)% in the prior quarter. Adjusted return on average total assets and adjusted return on average stockholders’ equity, each a non-GAAP financial measure, were 1.23% and 10.33% respectively in the third quarter of 2026 compared to 0.50% and 4.52%, respectively, in the prior quarter.

1 Total revenue is net interest income plus noninterest income.

Net Interest Income and Net Interest Margin
Net interest income totaled $140.3 million in the third quarter of 2026, a decrease of $2.9 million compared to the prior quarter. Our net interest margin increased 24 basis points to 3.82% compared to the prior quarter. Average loans, including loans held-for-sale, decreased by $1.0 billion in the third quarter of 2026, compared to the prior quarter, primarily due to the sale of $1.3 billion in loans late in the second quarter of 2026, a component of our merger-related balance sheet repositioning strategy. Loan yield increased by 17 basis points to 6.33% in the third quarter of 2026, compared to the prior quarter, primarily due to the loan sales in the second quarter of 2026, comprised of lower-yielding multifamily and public finance loans acquired from First Foundation, and the rising interest rate environment and its impact on variable rate loans in the loan portfolio. Average investment securities decreased by $0.2 billion in the third quarter of 2026, compared to the prior quarter, primarily due to the sale of $1.4 billion in securities in the second quarter of 2026, a component of our merger-related balance sheet repositioning strategy. Investment securities yield decreased by 28 basis points to 4.52% in the third quarter of 2026, compared to the prior quarter, primarily reflecting lower purchase accounting discount accretion. Average interest-bearing cash and other assets decreased by $229.2 million in the third quarter of 2026, compared to the prior quarter. Interest-bearing cash and other assets yield increased by 29 basis points to 3.49% in the third quarter of 2026, compared to the prior quarter, primarily reflecting an increase in yield on cash on deposit at the Federal Reserve and an increase in dividends received from the Federal Home Loan Bank.
Average interest-bearing deposits decreased $1.3 billion in the third quarter of 2026, compared to the prior quarter, primarily due to the reduction of $2.5 billion in deposits in the second quarter of 2026, a component of our merger-related balance sheet repositioning strategy. Total cost of interest-bearing deposits decreased by two basis points to 2.75% in the third quarter of 2026, compared to the prior quarter, due primarily to the disposition of higher-cost certificates of deposit acquired from First Foundation.
Asset Quality and Provision for Credit Losses
The provision for credit losses totaled $4.4 million in the third quarter of 2026, primarily reflecting specific reserves established for two CRE loans, partially offset by a decrease in the loan portfolio, compared to a provision for credit losses of $40.4 million in the second quarter of 2026. The provision for credit losses in the second quarter of 2026 primarily reflected the downgrades and write-downs of two C&I lending relationships.
Net charge-offs totaled $3.3 million, or 0.11% of average loans on an annualized basis, in the third quarter of 2026, primarily related to one C&I lending relationship and one multifamily relationship, both acquired from First Foundation, compared to net charge-offs of $42.4 million or 1.45% of average loans on an annualized basis, in the second quarter of 2026.
The allowance for credit losses as a percentage of loans outstanding was 1.52% at September 30, 2026, an increase of two basis points from the prior quarter. The ratio of nonperforming assets to total assets was 1.46% at September 30, 2026, compared to 1.32% at June 30, 2026.
Noninterest Income
Noninterest income totaled $39.4 million in the third quarter of 2026, a decrease of $1.6 million from the prior quarter. Income from mortgage banking services decreased $3.2 million in the third quarter of 2026 from the prior quarter, primarily due to a decrease in loan originations sold, as well as a decrease in income resulting from changes in MSR fair value, net of hedging. Other noninterest income increased $1.0 million in the third quarter of 2026 compared to the prior quarter, primarily driven by higher swap and loan syndication revenue. The increase in other noninterest income from swap and loan syndication revenue in the third quarter of 2026, was partially offset by the combined impact of a decline in the fair value of investments associated with our deferred compensation plan and lower OREO property losses.
Noninterest income as a percentage of total revenue2 was 21.9% for the third quarter of 2026, a decrease of 0.3% from the prior quarter.
2 Total revenue is net interest income plus noninterest income.

Noninterest Expense
Noninterest expense totaled $126.6 million in the third quarter of 2026, a decrease of $45.2 million from the prior quarter. Merger related expenses decreased $44.3 million in the third quarter of 2026 from the prior quarter. Salary and employee benefits decreased $5.4 million in the third quarter of 2026 from the prior quarter, primarily due to merger-related workforce reductions and a lower expense impact resulting from a decline in the fair value of investments associated with our deferred compensation plan. Other noninterest expense increased $4.5 million in the third quarter of 2026 compared to the prior quarter, primarily driven by higher loan collection expenses.
The efficiency ratio in the third quarter of 2026 was 70.43% compared to 93.25% in the prior quarter. The adjusted efficiency ratio, a non-GAAP financial measure, was 63.06% in the third quarter of 2026 compared to 61.99% in the prior quarter.
Tax Rate
The effective tax rate was 21.2% in the third quarter of 2026, compared to 18.3% in the prior quarter.
Loans
Loans decreased to $11.5 billion at September 30, 2026, from $11.6 billion at June 30, 2026, reflecting an annualized decline of 3.8%. The decrease was primarily attributable to paydowns in commercial real estate loans, notably multifamily, non-owner occupied, and owner-occupied properties, as well as lower public finance loan balances, partially offset by increased C&I loans.
Deposits
Deposits were $13.0 billion at September 30, 2026, compared to $13.4 billion at June 30, 2026, a decrease of $0.4 billion in the third quarter of 2026, or 13.2% on an annualized basis, primarily due to a decrease in money market and savings deposits and certificates of deposit, partially offset by an increase in demand and NOW deposits.
Average deposits were $13.2 billion for the third quarter of 2026, compared to $14.5 billion for the prior quarter, a decrease of $1.3 billion or 35.0% on an annualized basis, primarily due to a decrease in certificates of deposit, a component of our merger-related balance sheet repositioning strategy.
Noninterest-bearing deposit accounts represented 20.6% of total deposits at September 30, 2026 and our loan to deposit ratio was 88.3% at September 30, 2026.
The ratio of total uninsured deposits to total deposits was estimated to be 33.2% at September 30, 2026. The ratio of total uninsured and uncollateralized deposits to total deposits was estimated to be 25.8% at September 30, 20263.
Capital
As of September 30, 2026, FirstSun’s common equity tier 1 risk-based capital ratio was 11.99%, total risk-based capital ratio was 14.29% and tier 1 leverage ratio was 10.33%. Our capital ratios remain strong and exceeded the levels required to be considered well capitalized. Book value per share was $39.75 at September 30, 2026, an increase of $0.46 from June 30, 2026. Tangible book value per share, a non-GAAP financial measure, was $35.60 at September 30, 2026, an increase of $0.44 from June 30, 2026. See “Non-GAAP Financial Measures and Reconciliations” below.
3 Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A.

Non-GAAP Financial Measures
This press release (including the tables beginning on page 16) contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). Our management uses these non-GAAP financial measures in their analysis of our performance and the efficiency of our operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. We believe a meaningful analysis of our financial performance requires an understanding of the factors underlying that performance. Our management believes investors may find these non-GAAP financial measures useful. These non-GAAP financial measures, however, should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the non-GAAP measures used in this press release:
•Tangible stockholders’ equity to tangible assets;
•Tangible stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax;
•Tangible book value per share;
•Adjusted net income;
•Adjusted diluted earnings per share;
•Adjusted return on average total assets;
•Adjusted return on average stockholders’ equity;
•Return on average tangible stockholders’ equity;
•Tangible net income;
•Adjusted return on average tangible stockholders’ equity;
•Adjusted total noninterest expense;
•Adjusted efficiency ratio; and
•Fully tax equivalent (“FTE”) net interest income and net interest margin4.
The tables beginning on page 16 provide a reconciliation of the non-GAAP financial measures contained in this press release to the most comparable GAAP equivalent.
About FirstSun
FirstSun Capital Bancorp (“FirstSun”) (NASDAQ: FSUN), headquartered in Denver, Colorado, is the financial holding company for wholly owned subsidiaries including Sunflower Bank, N.A. and First Foundation Advisors. Through its subsidiaries and affiliated entities, FirstSun provides a full range of relationship-focused services to meet personal, business, and wealth management financial objectives, with depository branches in ten states and mortgage capabilities in 44 states. FirstSun had total consolidated assets of $15.3 billion as of September 30, 2026.
To learn more, visit ir.firstsuncb.com or SunflowerBank.com.
Investor Earnings Conference Call
FirstSun will host a conference call on Tuesday, October 27, 2026 at 11:00 a.m. (ET) to discuss its third quarter 2026 financial results.
Participants may join by phone by dialing (833) 461-5787 for toll-free within the U.S. and (585) 542-9983 for all other locations. The conference Meeting ID is 141121855. The numbers for international participants are available here: https://help.events.q4inc.com/eahc/international-dial-in-numbers.
An audio replay of the live call, and the accompanying presentation slides, will be available following the live event on the “Events & Presentations” page of FirstSun’s website at https://ir.firstsuncb.com/overview/default.aspx.
4 FTE net interest income and net interest margin are calculated using a federal tax rate of 21%.

Deposits Classification
Previously, deposit amounts related to certain NOW accounts with limited monthly transaction activity were able to be reclassified to money market accounts to reduce reserve requirements at the Federal Reserve. As there is no longer any impact to reserve requirements across different deposit products, we have discontinued this product reclassification practice and have revised the presentation of those deposits to conform to the current presentation for periods prior to March 31, 2026.
Certain insured reciprocal deposits acquired in the First Foundation acquisition were reclassified from savings deposits to money market deposits as of June 30, 2026, to conform to the current presentation.
Additionally, in conjunction with the integration of First Foundation, certain deposit products were converted from money market accounts to interest bearing demand accounts in the third quarter of 2026.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the impact of our acquisition of First Foundation and our completion of the related balance sheet repositioning strategy, our relationship-based business model, our markets, our risk profile, our ability to drive growth, that we are well positioned for continued success, and our ability to deliver strong financial results and sustainable long-term stockholder value. These statements reflect management’s current expectations and are not guarantees of future performance. Words such as “focus,” “confident,” “may,” “will,” “believe,” “anticipate,” “expect,” “intend,” “opportunity,” “continue,” “should,” “could,” “excited,” “progress” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: changes in interest rates and their related impact on macroeconomic conditions, customer behavior, our funding costs and our loan and securities portfolios; the quality or composition of our loan or investment portfolios and changes therein; failure to maintain our mortgage production flow to secondary markets; the sufficiency of liquidity and changes in our capital position; the inability of our infrastructure initiatives to reduce expenses; increased deposit volatility; potential regulatory developments; U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom; ongoing geopolitical conflicts, including hostilities involving Iran and the Middle East, which may contribute to volatility in energy prices, inflation, financial markets, cybersecurity threats, and broader macroeconomic conditions, any of which could adversely affect our borrowers, deposit base, liquidity, capital and results of operations; the possibility that the anticipated benefits of the First Foundation merger, including anticipated cost savings and strategic gains, are not realized when expected or at all; the integration of the businesses and operations of FirstSun and First Foundation may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to the combined company’s business; the diversion of management’s attention from ongoing business operations and opportunities due to the integration of the First Foundation merger; credit risk in our loan portfolio; and other factors, many of which are beyond our control.
We caution readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements. Additional information concerning additional factors that could materially affect the forward-looking statements in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in FirstSun’s Annual Report on Form 10-K for the year ended December 31, 2025 and other documents subsequently filed by FirstSun with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made and we do not intend to and disclaim any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

Summary Data:

	As of and for the three months ended
($ in thousands, except per share amounts)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net interest income	$140,301	$143,195	$82,779	$83,461	$80,953
Provision for credit losses	4,400	40,400	8,250	6,200	10,100
Noninterest income	39,382	40,948	27,175	26,744	26,333
Noninterest expense	126,553	171,712	75,341	72,041	68,901
Income (loss) before income taxes	48,730	(27,969)	26,363	31,964	28,285
Provision for (benefit from) income taxes	10,348	(5,119)	4,780	7,157	5,111
Net income (loss)	38,382	(22,850)	21,583	24,807	23,174
Adjusted net income[1]	48,212	21,021	23,673	26,923	23,412
Weighted average common shares outstanding, basic	46,304,015	46,722,106	27,851,041	27,839,044	27,801,255
Weighted average common shares outstanding, diluted	46,871,679	46,722,106	28,316,608	28,262,530	28,291,778
Diluted earnings (loss) per share	$0.82	$(0.49)	$0.76	$0.88	$0.82
Adjusted diluted earnings per share[1]	1.03	0.45	0.84	0.95	0.83
Return on average total assets	0.98%	(0.54)%	1.04%	1.17%	1.09%
Adjusted return on average total assets[1]	1.23%	0.50%	1.14%	1.27%	1.10%
Return on average stockholders' equity	8.23%	(4.92)%	7.47%	8.58%	8.22%
Adjusted return on average stockholders' equity[1]	10.33%	4.52%	8.20%	9.31%	8.31%
Return on average tangible stockholders' equity[1]	9.97%	(4.69)%	8.31%	9.58%	9.20%
Adjusted return on average tangible stockholders' equity[1]	12.32%	5.86%	9.10%	10.38%	9.30%
Net interest margin	3.82%	3.58%	4.25%	4.18%	4.07%
Net interest margin (FTE basis)[1]	3.87%	3.63%	4.31%	4.23%	4.12%
Efficiency ratio	70.43%	93.25%	68.52%	65.37%	64.22%
Adjusted efficiency ratio[1]	63.06%	61.99%	66.08%	63.36%	64.00%
Noninterest income to total revenue[2]	21.9%	22.2%	24.7%	24.3%	24.5%
Total assets	$15,276,885	$15,717,985	$8,565,123	$8,485,162	$8,495,437
Loans held-for-sale	120,491	140,706	144,407	100,539	85,250
Loans held-for-investment	11,457,891	11,568,443	6,939,972	6,673,180	6,681,629
Total deposits	12,970,958	13,418,004	7,087,513	7,107,356	7,105,415
Total stockholders' equity	1,810,506	1,837,392	1,175,507	1,153,356	1,127,513
Loan to deposit ratio	88.3%	86.2%	97.9%	93.9%	94.0%
Period end common shares outstanding	45,552,676	46,765,434	27,935,888	27,887,337	27,854,764
Book value per share	$39.75	$39.29	$42.08	$41.36	$40.48
Tangible book value per share[1]	35.60	35.16	38.57	37.83	36.92
[1] Represents a non-GAAP financial measure. See the tables beginning on page 16 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
[2] Total revenue is net interest income plus noninterest income.

Summary Data (cont’d):

	As of and for the nine months ended
($ in thousands, except per share amounts)	September 30, 2026	September 30, 2025
Net interest income	$366,275	$233,930
Provision for credit losses	53,050	18,400
Noninterest income	107,505	75,135
Noninterest expense	373,606	199,733
Income before income taxes	47,124	90,932
Provision for income taxes	10,009	17,803
Net income	37,115	73,129
Adjusted net income[1]	92,906	73,655
Weighted average common shares outstanding, basic	40,343,797	27,769,320
Weighted average common shares outstanding, diluted	40,901,707	28,274,134
Diluted earnings per share	$0.91	$2.59
Adjusted diluted earnings per share[1]	$2.27	$2.61
Return on average total assets	0.36%	1.19%
Adjusted return on average total assets[1]	0.91%	1.20%
Return on average stockholders' equity	3.04%	8.99%
Adjusted return on average stockholders’ equity[1]	7.61%	9.05%
Return on average tangible stockholders' equity[1]	4.02%	10.08%
Adjusted return on average tangible stockholders' equity[1]	9.10%	10.16%
Net interest margin	3.81%	4.07%
Net interest margin (FTE basis)[1]	3.86%	4.13%
Efficiency ratio	78.86%	64.62%
Adjusted efficiency ratio[1]	63.35%	64.45%
Noninterest income to total revenue[2]	22.7%	24.3%
Total assets	$15,276,885	$8,495,437
Loans held-for-sale	120,491	85,250
Loans held-for-investment	11,457,891	6,681,629
Total deposits	12,970,958	7,105,415
Total stockholders' equity	1,810,506	1,127,513
Loan to deposit ratio	88.3%	94.0%
Period end common shares outstanding	45,552,676	27,854,764
Book value per share	$39.75	$40.48
Tangible book value per share[1]	$35.60	$36.92
[1] Represents a non-GAAP financial measure. See the tables beginning on page 16 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
[2] Total revenue is net interest income plus noninterest income.

Condensed Consolidated Statements of Income (Unaudited):

	For the three months ended		For the nine months ended
($ in thousands, except per share amounts)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Total interest income	$216,662	$121,128	$562,804	$348,496
Total interest expense	76,361	40,175	196,529	114,566
Net interest income	140,301	80,953	366,275	233,930
Provision for credit losses	4,400	10,100	53,050	18,400
Net interest income after credit loss expense	135,901	70,853	313,225	215,530
Noninterest income:
Deposit account service fees	2,371	2,162	6,759	6,205
Treasury management service fees	5,096	4,402	14,776	12,929
Credit and debit card fees	3,060	2,671	8,725	7,985
Trust and investment advisory fees	9,881	1,536	20,783	4,430
Mortgage banking services, net	12,743	12,641	43,016	34,970
Other noninterest income	6,231	2,921	13,446	8,616
Total noninterest income	39,382	26,333	107,505	75,135
Noninterest expense:
Salary and employee benefits	63,344	44,822	179,444	128,304
Occupancy, equipment and software	15,532	9,591	41,042	28,668
Customer service costs	2,762	—	5,504	—
Amortization and impairment of intangible assets	4,238	578	8,982	1,784
Merger related expenses	13,246	241	73,486	526
Other noninterest expenses	27,431	13,669	65,148	40,451
Total noninterest expense	126,553	68,901	373,606	199,733
Income before income taxes	48,730	28,285	47,124	90,932
Provision for income taxes	10,348	5,111	10,009	17,803
Net income	$38,382	$23,174	$37,115	$73,129
Earnings per share - basic	$0.83	$0.83	$0.92	$2.63
Earnings per share - diluted	0.82	0.82	$0.91	$2.59

Condensed Consolidated Statements of Income (Unaudited) (cont’d):

	For the three months ended
($ in thousands, except per share amounts)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Total interest income	$216,662	$230,016	$116,126	$119,273	$121,128
Total interest expense	76,361	86,821	33,347	35,812	40,175
Net interest income	140,301	143,195	82,779	83,461	80,953
Provision for credit losses	4,400	40,400	8,250	6,200	10,100
Net interest income after credit loss expense	135,901	102,795	74,529	77,261	70,853
Noninterest income:
Deposit account service fees	2,371	2,292	2,096	2,116	2,162
Treasury management service fees	5,096	5,067	4,613	4,544	4,402
Credit and debit card fees	3,060	2,952	2,713	2,744	2,671
Trust and investment advisory fees	9,881	9,413	1,489	1,515	1,536
Mortgage banking services, net	12,743	15,958	14,315	12,102	12,641
Other noninterest income	6,231	5,266	1,949	3,723	2,921
Total noninterest income	39,382	40,948	27,175	26,744	26,333
Noninterest expense:
Salary and employee benefits	63,344	68,744	47,356	43,520	44,822
Occupancy, equipment and software	15,532	15,504	10,006	9,576	9,591
Customer service costs	2,762	2,742	—	—	—
Amortization and impairment of intangible assets	4,238	4,237	507	628	578
Merger related expenses	13,246	57,559	2,681	2,217	241
Other noninterest expenses	27,431	22,926	14,791	16,100	13,669
Total noninterest expense	126,553	171,712	75,341	72,041	68,901
Income (loss) before income taxes	48,730	(27,969)	26,363	31,964	28,285
Provision for (benefit from) income taxes	10,348	(5,119)	4,780	7,157	5,111
Net income (loss)	$38,382	$(22,850)	$21,583	$24,807	$23,174
Earnings (loss) per share - basic	$0.83	$(0.49)	$0.77	$0.89	$0.83
Earnings (loss) per share - diluted	0.82	(0.49)	0.76	0.88	0.82

Condensed Consolidated Balance Sheets as of (Unaudited):

($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Assets
Cash and cash equivalents	$729,157	$989,511	$413,732	$652,592	$659,899
Securities available-for-sale, at fair value	1,827,344	1,907,374	458,543	468,970	476,114
Securities held-to-maturity	32,213	33,274	33,553	33,839	34,247
Loans held-for-sale, at fair value	120,491	140,706	144,407	100,539	85,250
Loans	11,457,891	11,568,443	6,939,972	6,673,180	6,681,629
Allowance for credit losses	(174,638)	(173,551)	(82,955)	(85,016)	(84,040)
Loans, net	11,283,253	11,394,892	6,857,017	6,588,164	6,597,589
Mortgage servicing rights, at fair value	107,405	99,736	88,993	86,651	85,695
Premises and equipment, net	118,751	118,967	81,138	81,523	81,886
Other real estate owned and foreclosed assets, net	20,502	16,808	10,908	11,514	13,418
Goodwill	102,536	102,536	93,483	93,483	93,483
Core deposits and other intangible assets, net	86,215	90,452	4,476	4,983	5,650
Other assets	849,018	823,729	378,873	362,904	362,206
Total assets	$15,276,885	$15,717,985	$8,565,123	$8,485,162	$8,495,437
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing accounts	$2,671,066	$2,673,289	$1,599,919	$1,651,373	$1,674,497
Interest-bearing accounts:
Demand and NOW	3,181,848	2,869,439	1,569,910	1,483,841	1,457,886
Savings	1,747,226	1,961,598	387,140	378,631	386,235
Money market	3,436,362	3,902,069	2,318,768	2,301,837	2,233,309
Certificates of deposit	1,934,456	2,011,609	1,211,776	1,291,674	1,353,488
Total deposits	12,970,958	13,418,004	7,087,513	7,107,356	7,105,415
Securities sold under agreements to repurchase	18,687	17,475	7,670	11,160	9,824
Federal Home Loan Bank advances	—	—	75,000	—	—
Subordinated debt, net	206,222	205,256	36,754	36,680	76,163
Other liabilities	270,512	239,858	182,679	176,610	176,522
Total liabilities	13,466,379	13,880,593	7,389,616	7,331,806	7,367,924
Stockholders' equity:
Preferred stock	—	—	—	—	—
Common stock	5	5	3	3	3
Additional paid-in capital	1,189,456	1,238,000	550,709	549,617	548,952
Retained earnings	668,201	629,819	652,669	631,086	606,279
Accumulated other comprehensive loss, net	(47,156)	(30,432)	(27,874)	(27,350)	(27,721)
Total stockholders' equity	1,810,506	1,837,392	1,175,507	1,153,356	1,127,513
Total liabilities and stockholders' equity	$15,276,885	$15,717,985	$8,565,123	$8,485,162	$8,495,437

Consolidated Capital Ratios as of:

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Stockholders' equity to total assets	11.85%	11.69%	13.72%	13.59%	13.27%
Tangible stockholders' equity to tangible assets[1]	10.75%	10.59%	12.73%	12.58%	12.25%
Tangible stockholders' equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax[1,2]	10.72%	10.57%	12.69%	12.54%	12.21%
Tier 1 leverage ratio	10.33%	9.47%	13.06%	12.75%	12.44%
Common equity tier 1 risk-based capital ratio	11.99%	11.95%	13.77%	14.12%	13.79%
Tier 1 risk-based capital ratio	11.99%	11.95%	13.77%	14.12%	13.79%
Total risk-based capital ratio	14.29%	14.13%	15.29%	15.73%	15.81%
[1] Represents a non-GAAP financial measure. See the tables beginning on page 16 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
[2] Tangible stockholders’ equity and tangible assets have been adjusted to reflect net unrealized losses on held-to-maturity securities, net of tax.

Summary of Net Interest Margin:

	For the three months ended				For the nine months ended
	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
(In thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest Earning Assets
Loans[1]	$11,650,322	6.33%	$6,667,158	6.49%	$10,418,262	6.27%	$6,570,356	6.43%
Investment securities	1,912,990	4.52%	505,999	3.43%	1,507,230	4.52%	506,068	3.48%
Interest-bearing cash and other assets	1,015,170	3.49%	714,885	4.25%	935,974	3.34%	604,936	4.29%
Total earning assets	14,578,482	5.90%	7,888,042	6.09%	12,861,466	5.85%	7,681,360	6.07%
Other assets	953,709		540,079		814,541		542,038
Total assets	$15,532,191		$8,428,121		$13,676,007		$8,223,398

Interest-bearing liabilities
Demand and NOW deposits	$2,782,453	2.05%	$1,437,298	1.89%	$2,445,045	1.98%	$1,475,608	1.77%
Savings deposits	1,917,139	2.82%	391,444	0.59%	1,410,811	2.62%	397,745	0.58%
Money market deposits	3,896,991	2.90%	2,211,754	3.28%	3,443,184	2.88%	1,947,606	3.23%
Certificates of deposit	1,935,244	3.37%	1,397,371	3.64%	1,982,827	3.35%	1,482,529	3.77%
Total deposits	10,531,827	2.75%	5,437,867	2.81%	9,281,867	2.70%	5,303,488	2.78%
Repurchase agreements	19,963	2.50%	8,055	1.82%	17,752	2.40%	8,892	1.66%
Total deposits and repurchase agreements	10,551,790	2.75%	5,445,922	2.81%	9,299,619	2.70%	5,312,380	2.77%
FHLB borrowings	—	—%	—	—%	50,154	3.95%	10,491	4.61%
Other long-term borrowings	205,786	6.38%	76,117	8.41%	149,676	6.37%	76,017	7.02%
Total interest-bearing liabilities	10,757,576	2.82%	5,522,039	2.89%	9,499,449	2.77%	5,398,888	2.84%
Noninterest-bearing deposits	2,665,398		1,642,346		2,307,562		1,587,670
Other liabilities	257,967		145,730		237,672		148,675
Stockholders' equity	1,851,250		1,118,006		1,631,324		1,088,165
Total liabilities and stockholders' equity	$15,532,191		$8,428,121		$13,676,007		$8,223,398

Net interest spread		3.08%		3.20%		3.08%		3.23%
Net interest margin		3.82%		4.07%		3.81%		4.07%
Net interest margin (on FTE basis)[2]		3.87%		4.12%		3.86%		4.13%
[1] Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
[2] Represents a non-GAAP financial measure. See the tables beginning on page 16 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Summary of Net Interest Margin (cont’d ):

	For the three months ended
	September 30, 2026		June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025
(In thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest Earning Assets
Loans[1]	$11,650,322	6.33%	$12,694,317	6.16%	$6,857,477	6.36%	$6,825,404	6.37%	$6,667,158	6.49%
Investment securities	1,912,990	4.52%	2,093,214	4.80%	499,792	3.30%	506,964	3.35%	505,999	3.43%
Interest-bearing cash and other assets	1,015,170	3.49%	1,244,337	3.20%	543,396	3.36%	583,717	3.68%	714,885	4.25%
Total earning assets	14,578,482	5.90%	16,031,868	5.75%	7,900,665	5.96%	7,916,085	5.98%	7,888,042	6.09%
Other assets	953,709		962,089		523,094		519,607		540,079
Total assets	$15,532,191		$16,993,957		$8,423,759		$8,435,692		$8,428,121

Interest-bearing liabilities
Demand and NOW deposits	$2,782,453	2.05%	$3,012,754	2.06%	$1,526,124	1.69%	$1,464,053	1.75%	$1,437,298	1.89%
Savings deposits	1,917,139	2.82%	1,970,300	2.84%	382,025	0.50%	381,978	0.55%	391,444	0.59%
Money market deposits	3,896,991	2.90%	4,069,523	2.87%	2,291,494	2.84%	2,247,034	2.99%	2,211,754	3.28%
Certificates of deposit	1,935,244	3.37%	2,798,815	3.35%	1,206,411	3.32%	1,284,200	3.49%	1,397,371	3.64%
Total deposits	10,531,827	2.75%	11,851,392	2.77%	5,406,054	2.46%	5,377,265	2.60%	5,437,867	2.81%
Repurchase agreements	19,963	2.50%	23,468	2.61%	9,712	1.70%	9,146	1.71%	8,055	1.82%
Total deposits and repurchase agreements	10,551,790	2.75%	11,874,860	2.77%	5,415,766	2.46%	5,386,411	2.60%	5,445,922	2.81%
FHLB borrowings	—	—%	149,374	3.97%	1,100	3.12%	—	—%	—	—%
Other long-term borrowings	205,786	6.38%	204,667	6.46%	36,719	5.72%	36,650	5.82%	76,117	8.41%
Total interest-bearing liabilities	10,757,576	2.82%	12,228,901	2.85%	5,453,585	2.48%	5,423,061	2.62%	5,522,039	2.89%
Noninterest-bearing deposits	2,665,398		2,622,311		1,623,528		1,698,126		1,642,346
Other liabilities	257,967		278,849		175,292		167,658		145,730
Stockholders' equity	1,851,250		1,863,896		1,171,354		1,146,847		1,118,006
Total liabilities and stockholders' equity	$15,532,191		$16,993,957		$8,423,759		$8,435,692		$8,428,121

Net interest spread		3.08%		2.90%		3.48%		3.36%		3.20%
Net interest margin		3.82%		3.58%		4.25%		4.18%		4.07%
Net interest margin (on FTE basis)[2]		3.87%		3.63%		4.31%		4.23%		4.12%
[1] Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
[2] Represents a non-GAAP financial measure. See the tables beginning on page 16 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Deposits as of:

($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Consumer
Noninterest-bearing deposit accounts	$1,093,197	$1,000,584	$410,296	$404,666	$412,568
Interest-bearing deposit accounts:
Demand and NOW	1,048,086	937,796	607,465	590,535	598,499
Savings	1,233,040	1,469,618	313,910	308,655	314,954
Money market	2,144,717	2,488,103	1,397,890	1,400,593	1,416,258
Certificates of deposit	938,097	1,044,959	793,503	809,401	869,077
Total interest-bearing deposit accounts	5,363,940	5,940,476	3,112,768	3,109,184	3,198,788
Total consumer deposits	$6,457,137	$6,941,060	$3,523,064	$3,513,850	$3,611,356
Business
Noninterest-bearing deposit accounts	$1,577,869	$1,672,705	$1,189,623	$1,246,707	$1,261,929
Interest-bearing deposit accounts:
Demand and NOW	2,133,750	1,905,387	962,445	893,306	859,387
Savings	478,534	434,076	73,230	69,976	71,281
Money market	1,291,645	1,413,966	920,878	901,244	817,051
Certificates of deposit	126,640	103,360	51,940	57,349	57,225
Total interest-bearing deposit accounts	4,030,569	3,856,789	2,008,493	1,921,875	1,804,944
Total business deposits	$5,608,438	$5,529,494	$3,198,116	$3,168,582	$3,066,873
Wholesale[1]	$905,383	$947,450	$366,333	$424,924	$427,186
Total deposits	$12,970,958	$13,418,004	$7,087,513	$7,107,356	$7,105,415
[1] Wholesale deposits primarily consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposit.
Balance Sheet Ratios as of:

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Cash to total assets[1]	4.7%	6.2%	4.7%	7.6%	7.7%
Loan to deposit ratio	88.3%	86.2%	97.9%	93.9%	94.0%
Uninsured deposits to total deposits[2]	33.2%	31.6%	35.4%	36.6%	36.2%
Uninsured and uncollateralized deposits to total deposits[2]	25.8%	28.0%	28.6%	29.0%	28.3%
Wholesale deposits and borrowings to total liabilities[3]	6.7%	6.8%	6.0%	5.8%	5.8%
[1] Cash consists of unencumbered cash and amounts due from banks and interest-bearing deposits with other financial institutions.
[2] Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A. and are estimated.
[3] Wholesale deposits primarily consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposit. Wholesale borrowings consist of FHLB overnight and term advances.

Loan Portfolio as of:

($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Commercial and industrial	$3,663,661	$3,579,772	$3,160,777	$2,937,867	$2,945,697
Commercial real estate:
Non-owner occupied	1,136,193	1,195,172	778,778	742,002	725,425
Owner occupied	919,091	951,226	694,190	700,774	668,172
Construction and land	256,561	218,441	280,781	268,652	343,803
Multifamily	2,543,964	2,613,194	227,980	210,368	183,504
Total commercial real estate	4,855,809	4,978,033	1,981,729	1,921,796	1,920,904
Residential real estate[1]	1,891,223	1,913,575	1,216,810	1,221,086	1,209,742
Public Finance	929,074	957,556	494,539	501,582	516,247
Consumer	36,815	29,569	31,875	32,651	38,931
Other	100,905	114,047	54,242	58,198	50,108
Loans, excluding loan hedge fair value	11,477,487	11,572,552	6,939,972	6,673,180	6,681,629
Loan hedge fair value[2]	(19,596)	(4,109)	—	—	—
Loans	$11,457,891	$11,568,443	$6,939,972	$6,673,180	$6,681,629
[1] Includes 1-4 family residential construction. [2] Represents fair value hedge basis adjustments related to active portfolio layer method hedges, which are not allocated to individual loans.
Asset Quality:

	As of and for the three months ended
($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Net charge-offs	$3,313	$42,404	$10,561	$5,024	$9,053
Allowance for credit losses	174,638	173,551	82,955	85,016	84,040
Nonperforming loans, including nonaccrual loans, and accrual loans greater than 90 days past due	202,851	190,115	59,656	60,771	69,641
Nonperforming assets	223,353	206,923	70,564	72,285	83,059
Ratio of net charge-offs to average loans outstanding	0.11%	1.45%	0.63%	0.30%	0.55%
Allowance for credit losses to loans outstanding	1.52%	1.50%	1.20%	1.27%	1.26%
Allowance for credit losses to nonperforming loans	86.09%	91.29%	139.06%	139.90%	120.68%
Nonperforming loans to loans	1.77%	1.64%	0.86%	0.91%	1.04%
Nonperforming assets to total assets	1.46%	1.32%	0.82%	0.85%	0.98%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended					As of and for the nine months ended
($ in thousands, except share and per share amounts)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Tangible stockholders’ equity to tangible assets:
Total stockholders' equity (GAAP)	$1,810,506	$1,837,392	$1,175,507	$1,153,356	$1,127,513	$1,810,506	$1,127,513
Less: Goodwill and other intangible assets
Goodwill	(102,536)	(102,536)	(93,483)	(93,483)	(93,483)	(102,536)	(93,483)
Other intangible assets	(86,215)	(90,452)	(4,476)	(4,983)	(5,650)	(86,215)	(5,650)
Tangible stockholders' equity (non-GAAP)	$1,621,755	$1,644,404	$1,077,548	$1,054,890	$1,028,380	$1,621,755	$1,028,380
Total assets (GAAP)	$15,276,885	$15,717,985	$8,565,123	$8,485,162	$8,495,437	$15,276,885	$8,495,437
Less: Goodwill and other intangible assets
Goodwill	(102,536)	(102,536)	(93,483)	(93,483)	(93,483)	(102,536)	(93,483)
Other intangible assets	(86,215)	(90,452)	(4,476)	(4,983)	(5,650)	(86,215)	(5,650)
Tangible assets (non-GAAP)	$15,088,134	$15,524,997	$8,467,164	$8,386,696	$8,396,304	$15,088,134	$8,396,304
Total stockholders' equity to total assets (GAAP)	11.85%	11.69%	13.72%	13.59%	13.27%	11.85%	13.27%
Less: Impact of goodwill and other intangible assets	(1.10)%	(1.10)%	(0.99)%	(1.01)%	(1.02)%	(1.10)%	(1.02)%
Tangible stockholders' equity to tangible assets (non-GAAP)	10.75%	10.59%	12.73%	12.58%	12.25%	10.75%	12.25%
Tangible stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax:
Tangible stockholders' equity (non-GAAP)	$1,621,755	$1,644,404	$1,077,548	$1,054,890	$1,028,380	$1,621,755	$1,028,380
Less: Net unrealized losses on HTM securities, net of tax	(4,315)	(3,553)	(3,407)	(3,320)	(3,432)	(4,315)	(3,432)
Tangible stockholders’ equity less net unrealized losses on HTM securities, net of tax (non-GAAP)	$1,617,440	$1,640,851	$1,074,141	$1,051,570	$1,024,948	$1,617,440	$1,024,948
Tangible assets (non-GAAP)	$15,088,134	$15,524,997	$8,467,164	$8,386,696	$8,396,304	$15,088,134	$8,396,304
Less: Net unrealized losses on HTM securities, net of tax	(4,315)	(3,553)	(3,407)	(3,320)	(3,432)	(4,315)	(3,432)
Tangible assets less net unrealized losses on HTM securities, net of tax (non-GAAP)	$15,083,819	$15,521,444	$8,463,757	$8,383,376	$8,392,872	$15,083,819	$8,392,872
Tangible stockholders’ equity to tangible assets (non-GAAP)	10.75%	10.59%	12.73%	12.58%	12.25%	10.75%	12.25%
Less: Impact of net unrealized losses on HTM securities, net of tax	(0.03)%	(0.02)%	(0.04)%	(0.04)%	(0.04)%	(0.03)%	(0.04)%
Tangible stockholders’ equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (non-GAAP)	10.72%	10.57%	12.69%	12.54%	12.21%	10.72%	12.21%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended					As of and for the nine months ended
($ in thousands, except share and per share amounts)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Tangible book value per share:
Total stockholders' equity (GAAP)	$1,810,506	$1,837,392	$1,175,507	$1,153,356	$1,127,513	$1,810,506	$1,127,513
Tangible stockholders' equity (non-GAAP)	1,621,755	1,644,404	1,077,548	1,054,890	1,028,380	$1,621,755	$1,028,380
Total shares outstanding	45,552,676	46,765,434	27,935,888	27,887,337	27,854,764	45,552,676	27,854,764
Book value per share (GAAP)	$39.75	$39.29	$42.08	$41.36	$40.48	$39.75	$40.48
Tangible book value per share (non-GAAP)	$35.60	$35.16	$38.57	$37.83	$36.92	$35.60	$36.92
Adjusted net income:
Net income (loss) (GAAP)	$38,382	$(22,850)	$21,583	$24,807	$23,174	$37,115	$73,129
Add: Adjustments
Merger related expenses, net of tax	9,830	43,871	2,090	2,116	238	55,791	526
Total adjustments, net of tax	9,830	43,871	2,090	2,116	238	55,791	526
Adjusted net income (non-GAAP)	$48,212	$21,021	$23,673	$26,923	$23,412	$92,906	$73,655
Adjusted diluted earnings per share:
Diluted earnings (loss) per share (GAAP)	$0.82	$(0.49)	$0.76	$0.88	$0.82	$0.91	$2.59
Add: Impact of adjustments
Merger related expenses, net of tax	0.21	0.94	0.08	0.07	0.01	1.36	0.02
Adjusted diluted earnings per share (non-GAAP)	$1.03	$0.45	$0.84	$0.95	$0.83	$2.27	$2.61
Adjusted return on average total assets:
Return on average total assets (ROAA) (GAAP)	0.98%	(0.54)%	1.04%	1.17%	1.09%	0.36%	1.19%
Add: Impact of adjustments
Merger related expenses, net of tax	0.25%	1.04%	0.10%	0.10%	0.01%	0.55%	0.01%
Adjusted ROAA (non-GAAP)	1.23%	0.50%	1.14%	1.27%	1.10%	0.91%	1.20%
Adjusted return on average stockholders’ equity:
Return on average stockholders' equity (ROAE) (GAAP)	8.23%	(4.92)%	7.47%	8.58%	8.22%	3.04%	8.99%
Add: Impact of adjustments
Merger related expenses, net of tax	2.10%	9.44%	0.73%	0.73%	0.09%	4.57%	0.06%
Adjusted ROAE (non-GAAP)	10.33%	4.52%	8.20%	9.31%	8.31%	7.61%	9.05%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended					As of and for the nine months ended
($ in thousands, except share and per share amounts)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Tangible net income:
Net Income (GAAP)	$38,382	$(22,850)	$21,583	$24,807	$23,174	$37,115	$73,129
Add: Intangible amortization, net of tax	3,348	3,347	401	496	457	7,096	1,409
Tangible net income (non-GAAP)	$41,730	$(19,503)	$21,984	$25,303	$23,631	$44,211	$74,538
Return on average tangible stockholders’ equity
Return on average stockholders’ equity (ROAE) (GAAP)	8.23%	(4.92)%	7.47%	8.58%	8.22%	3.04%	8.99%
Add: Impact of excluding average goodwill and other intangible assets, inclusive of after-tax intangible amortization
Goodwill	0.94%	(0.57)%	0.69%	0.81%	0.81%	0.34%	0.90%
Other intangible assets	0.80%	0.80%	0.15%	0.19%	0.17%	0.64%	0.19%
Return on average tangible stockholders’ equity (ROATE) (non-GAAP)	9.97%	(4.69)%	8.31%	9.58%	9.20%	4.02%	10.08%
Adjusted return on average tangible stockholders’ equity:
Return on average tangible stockholders' equity (ROATE) (non-GAAP)	9.97%	(4.69)%	8.31%	9.58%	9.20%	4.02%	10.08%
Add: Impact of adjustments
Merger related expenses, net of tax	2.35%	10.55%	0.79%	0.80%	0.10%	5.08%	0.08%
Adjusted ROATE (non-GAAP)	12.32%	5.86%	9.10%	10.38%	9.30%	9.10%	10.16%
Adjusted total noninterest expense:
Total noninterest expense (GAAP)	$126,553	$171,712	$75,341	$72,041	$68,901	$373,606	$199,733
Less: Adjustments:
Merger related expenses	(13,246)	(57,559)	(2,681)	(2,217)	(241)	(73,486)	(526)
Total adjustments	(13,246)	(57,559)	(2,681)	(2,217)	(241)	(73,486)	(526)
Adjusted total noninterest expense (non-GAAP)	$113,307	$114,153	$72,660	$69,824	$68,660	$300,120	$199,207
Adjusted efficiency ratio:
Efficiency ratio (GAAP)	70.43%	93.25%	68.52%	65.37%	64.22%	78.86%	64.62%
Less: Impact of adjustments
Merger related expenses	(7.37)%	(31.26)%	(2.44)%	(2.01)%	(0.22)%	(15.51)%	(0.17)%
Adjusted efficiency ratio (non-GAAP)	63.06%	61.99%	66.08%	63.36%	64.00%	63.35%	64.45%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended					As of and for the nine months ended
($ in thousands, except share and per share amounts)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	September 30, 2026	September 30, 2025
Fully tax equivalent (“FTE”) net interest income and net interest margin:
Net interest income (GAAP)	$140,301	$143,195	$82,779	$83,461	$80,953	$366,275	$233,930
Gross income effect of tax exempt income	1,904	2,198	1,198	1,156	1,225	5,300	3,621
FTE net interest income (non-GAAP)	$142,205	$145,393	$83,977	$84,617	$82,178	$371,575	$237,551
Average earning assets	$14,578,482	$16,031,868	$7,900,665	$7,916,085	$7,888,042	$12,861,466	$7,681,360
Net interest margin	3.82%	3.58%	4.25%	4.18%	4.07%	3.81%	4.07%
Net interest margin on FTE basis (non-GAAP)	3.87%	3.63%	4.31%	4.23%	4.12%	3.86%	4.13%

Contacts:
Investor Contact:
Ed Jacques
Director of Investor Relations & Business Development, FirstSun
Investor.Relations@firstsuncb.com

Media Contact:
Jeanne Lipson
Director of Marketing, Sunflower Bank
Jeanne.Lipson@SunflowerBank.com